EXHIBIT 5.1

                                 KUTAK ROCK LLP

                                   SUITE 2100
                          PEACHTREE CENTER SOUTH TOWER
                           ATLANTA, GEORGIA 30303-1731
                                  404-222-4600
                             FACSIMILE 404-222-4654
                                WWW.KUTAROCK.COM



Robert E. Altenbach
robert.altenbach@kutakrock.com
(404) 222-4620

                                January 30, 2002

Ruby Mining Company
Suite 810
The Lenox Building
3399 Peachtree Road, N.E.
Atlanta, GA  30326

Gentlemen:

     We have acted as counsel to Ruby Mining Company (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pursuant to which the Company is registering 4,500,000 shares (the "Shares") of the Company's common stock, $0.001 par value, that are issuable upon exercise of options granted under the Company's 2002 Stock Option Plan (the "Plan"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to the legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the Plan, will, when issued, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                          /s/  Robert E. Altenbach